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                                                                   EXHIBIT 8(h)


                             AMENDMENT TO AGREEMENT


THIS AMENDMENT made as of the ___ day of _________, 1998 to amend portions of the Participation Agreement entered into by T. Rowe Price Fixed Income Series, Inc., T. Rowe Price Investment Services, Inc. and IL Annuity and Insurance Company on September 5, 1995 for the purpose of adding Bankers Life Insurance Company of New York as a party to the agreement.

1.    The initial paragraph is amended to read:

      THIS AGREEMENT, made and entered into as of the 5th day of September, 1995 by and among IL Annuity and Insurance Company (hereinafter, "ILA"), a Massachusetts insurance company, and, as amended the ___ day of _____, 1998, Bankers Life Insurance Company of New York (hereinafter, "BLNY"), a New York insurance company, on their own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), and the undersigned funds, each, a corporation organized under the laws of Maryland (hereinafter referred to as the "Fund") and T. Rowe Price Investment Services, Inc. (hereinafter the "Underwriter"), a Maryland corporation. "The Company" shall be used hereinafter to refer to both ILA and BLNY, individually.

2.    Article II, Section 2.1 is amended as follows:

      a. The first two words of the section ("the Company") are replaced by "ILA."

      b.    The first reference to "the Account" in the second sentence of the section is replaced by "the IL Annuity and Insurance Company Separate Account I ("ILA Account")." The second reference to "the Account" in the second sentence of the section is replaced by "ILA Account."

      c.    The following sentences are added to the section:

            BLNY represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. BLNY further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Bankers Life Insurance Company of New York Separate Account I ("BLNY Account") prior to any issuance or sale thereof as segregated asset accounts under New York insurance laws, and has registered or, prior to any issuance or sale of the Contracts, will register the BLNY Account as a unit investment trusts in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.




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3.    Schedule A is amended to add:

      a. Bankers Life Insurance Company of New York Separate Account I as an additional separate account AND

      b.    VCA-97BL as an additional Contract Funded by BLNY Separate Account
            I.


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      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement to Amend of the date and year first above written.

FUND:                           T. ROWE PRICE FIXED INCOME SERIES, INC.

                                By its authorized officer

                                By:
                                   -------------------------------
                                Title:
                                      ----------------------------
                                Date:
                                     -----------------------------


UNDERWRITER:                    T. ROWE PRICE INVESTMENT SERVICES, INC.

                                By its authorized officer

                                By:
                                   -------------------------------
                                Title:
                                     -----------------------------
                                Date:
                                    ------------------------------


COMPANY:                        BANKERS LIFE INSURANCE COMPANY OF
                                NEW YORK

                                By its authorized officer

                                By:
                                   -------------------------------
                                Title:
                                      ----------------------------
                                Date:
                                     -----------------------------


                                BANKERS LIFE INSURANCE COMPANY OF
                                NEW YORK

                                Attest:

                                By:
                                   -------------------------------
                                Title:
                                      ----------------------------
                                Date:
                                     -----------------------------


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